Exhitit 10.1

DATED:                 14 SEPTEMBER                 2007

FOCUS INFORMATION LIMITED
(the Seller)
and
TRAFIGURA LIMITED
(the Buyer)
_________________________________________________________

Contract for Sale and Purchase

–of–
Premises known as
Part Third Floor (South) Portman House
2 Portman Street, London W1
_________________________________________________________

GIBSON, DUNN & CRUTCHER LLP
__________
Telephone House
2-4 Temple Avenue, London EC4Y 0HB
020 7071 4000  Tel     020 7071 4244  Fax
Ref:  AAS/CJB/19486.00018
22251_2.doc

Contents

Clause

1.	Interpretation	3
2.	Sale and purchase	4
3.	Conditions	5
4.	Risk and insurance	5
5.	Deposit	5
6.	Deducing title	5
7.	Vacant Possession	6
8.	Title guarantee	6
9.	Matters affecting the Property	6
10.	Consent	6
11.	Assignment	8
12.	VAT	9
13.	Completion	9
14.	Apportionment of rent payable under the Lease	10
15.	Service charge due under the Lease	10
16.	Buyer's acknowledgement of condition	11
17.	Entire agreement	11
18.	Joint and several liability	12
19.	Notices	12
20.	Rights of third parties	13
21.	Governing law and jurisdiction	13

Schedule	Documents of title referred to in clause 6
		14

THIS  CONTRACT is dated:   14 September 2007

Parties

(1)
FOCUS INFORMATION LIMITED (formerly Property Intelligence Limited) incorporated and registered in England and Wales with company number 01789170 whose registered office is at 3rd Floor, Portman House, 2 Portman Street, London W1H 6EB (Seller).

(2)	TRAFIGURA LIMITED incorporated and registered in England and Wales with company number 02737924 whose registered office is at Portman House, 2 Portman Street, London W1H 6DU (Buyer).

Agreed terms

1.	Interpretation

1.1	The definitions in this clause apply in this contract.

Buyer's Conveyancer: Grundberg Mocatta Rakison LLP, 15-19 Kingsway, London WC2N 6UB (Ref: Bernard Mocatta).

Completion Date: 24th June 2008 (or such earlier date as may be specified in accordance with a notice served by the Seller pursuant to the provisions of clause 13.2).

Consent: the consent of the landlord to the assignment to the Buyer of the residue of the term granted by the Lease.

Contract Rate: 4% per annum above the base lending rate from time to time of Barclays Bank PLC.

Deposit:£1,500,000.00 (exclusive of VAT).

Landlord: the person entitled to the immediate reversion to the Lease.

Lease: the lease of the premises known as Part Third Floor (South), Portman House, Portman Street, London W1 dated 8th August 2003 and made between 484/504 Oxford Street (No.1) Limited and 484/504 Oxford Street (No.2) Limited (1) and Property Intelligence Plc (2) and every document varying or supplemental or collateral to it.

Part 1 Conditions: the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them.

Part 2 Conditions: the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition).

Property: the leasehold property at Part Third Floor (South), Portman House, Portman Street, London W1 as demised by the Lease.

Purchase Price: such amount as may be payable by the Buyer to the Seller pursuant to the provisions of clause 13.3, 13.4 or 13.5 as appropriate.

Seller's Conveyancer: Gibson, Dunn & Crutcher LLP of Telephone House, 2/4 Temple Avenue, London EC4Y 0HB (Ref: Alan Samson/19486.00018).

Superior Landlord: the person entitled to the reversion (whether immediate or not) expectant on the determination of the term granted by a Superior Lease.

Superior Lease: a lease which is superior to the Lease.

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement and any similar additional tax.

1994 Act: Law of Property (Miscellaneous Provisions) Act 1994.

1.2	The rules of interpretation in this clause apply in this contract.

1.3	A person includes a corporate or unincorporated body.

1.4
Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.5
A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any sub-ordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.6	The expression tenant covenant has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.7	Writing or written includes faxes but not e-mail.

1.8	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of or Schedule to this contract.

1.9	Clause and Schedule headings do not affect the interpretation of this contract.

2.	Sale and purchase

2.1	The Seller will sell and the Buyer will buy the residue of the term of years granted by the Lease for the Purchase Price on the terms of this contract.

2.2	The Buyer cannot require the Seller to:

(a)	assign the Lease or any part of it to any person other than the Buyer; or

(b)	assign the Lease in more than one parcel or by more than one transfer; or

(c)	apportion the Purchase Price between different parts of the Property.

3.	Conditions

3.1	The Part 1 Conditions are incorporated in this contract so far as they:

(a)	apply to a sale by private treaty;

(b)	relate to leasehold property;

(c)	are not inconsistent with the other clauses in this contract; and

(d)	have not been modified or excluded by any of the other clauses in this contract.

3.2	The Part 2 Conditions are not incorporated into this contract.

3.3	Condition 1.1.4(a) does not apply to this contract.

4.	Risk and insurance

4.1	With effect from exchange of this contract, the Property is at the Buyer's risk and the Seller is under no obligation to the Buyer to insure the Property.

4.2
No damage to or destruction of the Property, nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion.

4.3	Conditions 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this contract.

5.	Deposit

5.1
On the date of this contract, the Buyer will pay the Deposit by direct credit to the Seller's Conveyancer as stakeholder on terms that on completion the Deposit is paid to the Seller with accrued interest.

5.2	Conditions 2.2.1 and 2.2.2 do not apply to this contract.

6.	Deducing title

6.1
The Seller's title to the Lease has been deduced to the Buyer's Conveyancer before the date of this contract and commences with the Lease.  The documents of title are listed in the Schedule and copies have been given to the Buyer's Conveyancer.

6.2	The Buyer is deemed to have full knowledge of the title and is not entitled to raise any objection, enquiry or requisition in relation to it.

6.3	Conditions 6.1, 6.2, 6.3.1 and 6.4.2 do not apply to this contract.

7.	Vacant possession

7.1	The Property will be sold with vacant possession on completion (subject to clause 16).

8.	Title guarantee

8.1
The Seller will assign the Lease with full title guarantee but the covenants implied by sections 3 and 4 of the 1994 Act shall be limited so that the Seller will have no liability under them for the consequences of any breach of the terms of the Lease relating to the physical state or condition of the Property.

8.2	Condition 6.6.2 does not apply to this contract.

9.	Matters affecting the Property

9.1	The Seller will assign the residue of the term of years granted by the Lease free from encumbrances other than:

(a)	the tenant covenants and all terms and conditions contained or referred to in the Lease;

(b)	any matters discoverable by inspection of the Property before the date of this contract;

(c)	any matters which the Seller does not and could not reasonably know about;

(d)	any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;

(e)	public requirements;

(f)	any matters which are, or (where the Lease is not registered) would be, unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002; and

(g)	any matters disclosed in the documents listed in the Schedule.

9.2	Conditions 3.1.1, 3.1.2, 3.1.3 and 3.3 do not apply to this contract.

9.3	The Buyer is deemed to have full knowledge of the matters referred to in clause 9.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.

10.	Consent

10.1	Completion is conditional on Consent being obtained.

10.2
Subject to the Buyer complying with all its obligations under this clause, the Seller will apply for and use all reasonable endeavours to obtain Consent but the Seller will not be obliged to seek any declaration of the Court that Consent has been or is being unreasonably withheld.

10.3	The Buyer will, without delay:

(a)	supply all information, accounts and references as the Landlord, any Superior Landlord or the Seller may require in connection with an application for or consideration of Consent;

(b)
ensure that any amendments that the Buyer proposes to make to the form of Consent or to any document mentioned in clause 10.3(c) that has been submitted to the Buyer or to the Buyer's Conveyancer, are reasonable and are communicated promptly to the Seller's Conveyancer;

(c)
(it being the intention of the parties that the Seller shall not be required to enter into an Authorised Guarantee Agreement), if either the Landlord or any Superior Landlord does not accept that the Buyer meets the profits test set out in clause 4.14.11(b) of the Lease, then the Buyer will provide either:

(i)	a deposit of £375,000 and otherwise comply with clause 4.14.11(a)(i) of the Lease; or

(ii)	a bank guarantee for £375,000 and otherwise comply with clause 4.14.11(a)(ii) of the Lease; or

(iii)	such other security as the Landlord or any Superior Landlord may require under clause 4.14.11(a)(iii) of the Lease.

For the avoidance of doubt the Seller will not in any circumstances be required to enter into an Authorised Guarantee Agreement;

(d)
pay, on a full indemnity basis, the costs of the Landlord, any Superior Landlord and their professional advisors in connection with the application for and consideration and grant of Consent (save that the Seller will pay such costs up to £3,000 plus VAT) and all such costs in relation to any rent deposit deed or similar documentation that is ancillary to the grant of Consent; and

(e)
execute the documents containing Consent and execute or procure the execution of the documents (if any) required to be entered into pursuant to clause 10.3(c), each in the form reasonably required by the Landlord or by any Superior Landlord.  The Buyer will return all such documents duly executed to the Seller's Conveyancer within three working days after the engrossments have been submitted to the Buyer's Conveyancer.

10.4	If Consent has not been obtained by 4.00 pm on the working day immediately preceding the Completion Date, this contract may be rescinded:

(a)	by the Seller giving notice to the Buyer; or

(b)	by the Buyer giving notice to the Seller, provided that before giving the notice the Buyer must have complied with its obligations under clause 10.3.

10.5	Without prejudice to Condition 9.2, if a notice to rescind is served under this clause, neither of the parties will have any further rights or obligations under this contract except that:

(a)	the Buyer will continue to be liable to pay or refund any costs which it is liable to pay or refund under this contract;

(b)	the Seller's rights in connection with any breach of this contract by the Buyer which may have occurred before service of the notice to rescind will be unaffected;

10.6	Condition 10.3 does not apply to this contract.

11.	Assignment

11.1	The assignment to the Buyer will contain:

(a)	a declaration as to the title guarantee with which the assignment is made as stated in this contract, and the following statements:

(i)	The covenant set out in section 3 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to any breach of the lease relating to the physical state or condition of the property.

(ii)	The covenant set out in section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to any breach of the lease relating to the physical state or condition of the property.

(b)	a provision that the disposition effected by the assignment is made subject to all the matters to which this Contract is made subject as set out in clause 9;

(c)
a provision that all matters recorded at the date of the assignment, in registers open to public inspection, are deemed to be within the actual knowledge of the Buyer for the purposes of section 6(2)(a) of the 1994 Act, notwithstanding section 6(3) of the 1994 Act;

(d)
a provision that the Property will not, by virtue of the assignment, have any rights, easements or the benefit of any other matters over land retained by the Seller other than those (if any) which are expressly mentioned in or granted by the assignment and a provision that section 62 of the Law of Property Act 1925 will not apply to the assignment;

(e)
a covenant by the Buyer that the Buyer and its successors in title will from the date of the assignment until the end of the term granted by the Lease pay the rents reserved by the Lease and observe and perform the tenant covenants of the Lease and keep the Seller indemnified against all proceedings, costs, claims and expenses arising because of any failure to do so; and

(f)
a covenant by the Buyer by way of indemnity only, on its own behalf and on behalf of its successors in title, to observe and perform the charges, encumbrances, covenants and restrictions contained or referred to in the documents listed in the Schedule in so far as they are subsisting and capable of taking effect and to keep the Seller indemnified against all proceedings, costs, claims and expenses arising from any failure to do so.

11.2	The Buyer and the Seller will execute the assignment in counterpart and original.

12.	VAT

12.1	Each amount stated to be payable by the Buyer to the Seller under or pursuant to this contract is exclusive of VAT (if any).

12.2
If any VAT is chargeable on any supply made by the Seller under or pursuant to this contract, the Buyer will on receipt of a valid VAT invoice, pay the Seller an amount equal to that VAT as additional consideration on completion.

13.	Completion

13.1	Completion will take place on the Completion Date when the balance of the Purchase Price will be payable by the Buyer to the Seller.

13.2
The Seller may at any time after the date of this Agreement serve written notice on the Buyer giving not less than 15 working days notice of such earlier date it wishes to complete the assignment (which date shall, for the purposes of this Agreement, then become the Completion Date).

13.3	If the Seller serves notice on the Buyer in accordance with clause 13.2 and specifies a completion date of 29 February 2008 or earlier the Purchase Price will be £4,000,000 exclusive of VAT.

13.4
If the Seller serves notice on the Buyer in accordance with clause 13.2 and specifies a completion date between 1 March 2008 and 31 March 2008 (inclusive) the Purchase Price will be £3,500,000 exclusive of VAT.

13.5
If either (i) no notice is served by the Seller on the Buyer in accordance with clause 13.2 or (ii) the Seller serves notice on the Buyer in accordance with clause 13.2 and specifies a completion date between 1 April 2008 and 23 June 2008, in each case the Purchase Price shall be £3,000,000 exclusive of VAT.

13.6	Time will be of the essence in respect of the dates set out in clauses 13.3 and 13.4 with the intent that if:

(a)
the Seller specifies a completion date of 29 February 2008 or earlier but actual completion does not occur until after 29 February 2008 due to the act or default of the Seller (but not otherwise), then the Purchase Price payable at the date of actual completion shall be £3,500,000 exclusive of VAT (provided actual completion occurs between 1 March 2008 and 31 March 2008 (inclusive)) or £3,000,000 exclusive of VAT if actual completion occurs at any time after 31 March 2008; or

(b)
the Seller specifies a completion date between 1 March 2008 and 31 March 2008 (inclusive) but actual completion does not occur until after 31 March 2008 due to the act or default of the Seller (but not otherwise), then the Purchase Price payable at the date of actual completion shall be £3,000,000 exclusive of VAT.

13.7
Time will not be of the essence in respect of completion of the assignment (as distinct from the Purchase Price payable at actual completion) and Condition 8.8 will apply in the event that the assignment is not completed on the Completion Date.

13.8	Condition 8.4 is amended to add, "(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion".

14.	Apportionment of rent payable under the Lease

14.1	In this clause the following definitions apply:

Lease Rent:  the annual rent first reserved by the Lease.

Lease Rent Payment Day:  a day under the Lease for payment of the Lease Rent or an instalment of the Lease Rent.

14.2	The Lease Rent will be apportioned so that on completion the Buyer will pay or allow the Seller:

A x B 365

where:

A is the Lease Rent payable at the date of completion; and

B is the number of days from and including the day of completion to but excluding the next Lease Rent Payment Day.

15.	Service charge due under the Lease

The service charge payable under the Lease will be apportioned only in so far as it is made up of items of expenditure that recur annually or more frequently.  The Buyer will indemnify the Seller for any other items of service charge expenditure that are billed by the Landlord to the Seller after the date of this contract. When the actual service charge for the accounting period (as defined in the Lease) has been ascertained by the Landlord the Buyer will inform the Seller in writing and the amount of any surplus service charge due from or paid by the Seller shall be paid by the Buyer to the Seller as soon as reasonably practicable and mutatis mutandis the Seller shall pay to the Buyer the amount of any deficit duly apportioned for the period of its ownership of the Property in the said accounting period.

16.	Buyer's acknowledgement of condition

16.1
The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property.  The Buyer has formed its own view as to the condition of the Property and the suitability of the Property for the Buyer's purposes. The Buyer acknowledges that the Seller will have no decorating or repairing obligations at or after the Completion Date and the Property will be left at completion "as is" save that the Property will be left in a clean and tidy condition free of all moveable fixtures and fittings (other than those items listed in the inventory annexed to this agreement).

16.2	The sale and purchase will include those items at the Property described in the inventory annexed to this agreement.

17.	Entire agreement

17.1	This contract constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between them relating to the subject matter of this contract.

17.2
The Buyer acknowledges and agrees that in entering into this contract, it does not rely on and shall have no remedy in respect of any statement, representation, warranty, collateral agreement or other assurance (whether made negligently or innocently) of any person (whether party to this contract or not) other than as expressly set out in this contract or in any written replies which the Seller's Conveyancer has given to any written enquiries raised by the Buyer's Conveyancer before the date of this contract.  Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

17.3
Condition 9.1.1 is varied to read, "If any plan or statement in the contract or in written replies which the seller's conveyancer has given to any written enquiry raised by the buyer's conveyancer before the date of this contract, is or was misleading or inaccurate due to an error or omission the remedies available are as follows."

17.4	This contract may be signed in any number of duplicate parts all of which taken together will on exchange constitute one contract.

18.	Joint and several liability

Where the Buyer is more than one person, the Seller may release or compromise the liability of any of those persons under this contract or grant time or other indulgence without affecting the liability of any other of them.

19.	Notices

19.1	Any notice given under this contract must be in writing and signed by or on behalf of the party giving it.

19.2
Any notice or document to be given or delivered under this contract must be given by delivering it personally or sending it by pre-paid recorded delivery or fax to the address and for the attention of the relevant party as follows:

(a)	to the Seller at:

CoStar Group UK, Portman House, 2 Portman Street, London W1H 6EB

Fax No: 020 7491 7821

marked for the attention of: Matthew Green

with a copy to the Seller's Conveyancer, quoting the reference Alan Samson/19486.00018, Fax No: 020 7070 9222;

(b)	to the Buyer at:

Portman House, 2 Portman Street, London W1H 6DU

Fax No: 020 7170 7800

marked for the attention of: Frank Runge and Jeremy Message

or at the Buyer's Conveyancer, quoting the reference BM3533/6.

19.3	Giving or delivering a notice or a document to a party's conveyancer has the same effect as giving it to that party.

19.4	Any such notice or document will be deemed to have been received:

(a)
if delivered personally, at the time of delivery provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or at any time on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day;

(b)	in the case of pre-paid first class or recorded delivery post, at 9.00 am on the second working day after posting; and

(c)	in the case of fax, at the time of transmission.

19.5
In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class, recorded delivery or registered letter or that the fax message was properly addressed and transmitted, as the case may be.

19.6	A notice or document delivered under this contract will not be validly given or delivered if sent by e-mail.

19.7	Condition 1.3 does not apply to this contract.

20.	Rights of third parties

A person who is not a party to this contract will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

21.	Governing law and jurisdiction

21.1	This contract will be governed by and construed in accordance with the law of England and Wales.

21.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this contract.

21.3
Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this contract being served on it in accordance with the provisions of this contract relating to service of notices. Nothing contained in this contract shall affect the right to serve process in any other manner permitted by law.

This contract has been entered into on the date stated at the beginning of it.

Schedule

Documents of title referred to in clause 6

Date	Description	Parties
1 April 2004	Licence to Carry Out Works	484/504 Oxford Street (No.1) Limited and 484/504 Oxford Street (No.2) Limited (1) and Property Intelligence Limited (2)
24 July 2003	Agreement for Lease	484/504 Oxford Street (No.1) Limited and 484/504 Oxford Street (No.2) Limited (1) Land Securities Plc (2) and Property Intelligence Plc (3)

Signed by for and on behalf of FOCUS INFORMATION LIMITED	../s/..................................... Director
Signed by for and on behalf of TRAFIGURA LIMITED	../s/..................................... Director